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                                  EXHIBIT 23.3


                          INDEPENDENT AUDITOR'S CONSENT




     We consent to the incorporation by reference in this Registration Statement No. 333-64741, Amendment Number 1, of Westbank Corporation (the "Company") on Form S-4 of our report dated February 6, 1998 incorporated by reference in the Company's 1997 Annual Report on Form 10-K and appearing in the Company's 1997 Annual Report to Shareholders and to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is part of this Registration Statement.



                                            /s/ Deloitte & Touche LLP

                                            DELOITTE & TOUCHE LLP



Hartford, CT
November 2, 1998